UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 1, 2006 (October 31, 2006)
WINDROSE MEDICAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Address and zip code of
principal executive offices)
Registrant’s telephone number, including area code: (317) 860-8180
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 31, 2006, Windrose Medical Properties Trust (“Windrose”) issued a press release announcing that it had scheduled a special meeting of shareholders to vote on the proposal to approve the previously announced merger providing for the merger of Windrose with and into a wholly-owned subsidiary of Health Care REIT, Inc. The special meeting will be held at the Holiday Inn located at 3850 DePauw Boulevard, Indianapolis, Indiana 46268 on Thursday, December 14, 2006, beginning at 3:00 p.m., local time. A copy of this press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01(d). Financial Statements and Exhibits.
(d) Exhibits
99.1       —     Press Release, dated October 31, 2006 of Windrose Medical Properties Trust, Inc.
Additional Information and Where to Find It
In connection with this proposed transaction, Health Care REIT has filed with the United States Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (Registration No. 333-138006), which contains a preliminary proxy statement/prospectus. Investors are urged to carefully read the preliminary proxy statement/prospectus and any other relevant documents filed with the SEC because they contain important information. Investors can obtain the registration statement, including the proxy statement/prospectus, and all other relevant documents filed by Health Care REIT or Windrose with the SEC free of charge at the SEC’s Web site www.sec.gov or, with respect to documents filed by Health Care REIT, from Health Care REIT Investor Relations at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475, 419-247-2800 and, with respect to documents filed by Windrose, from Windrose Investor Relations at 3502 Woodview Trace, Suite 210, Indianapolis, Indiana, 46268, 317-860-8875.
Participants in the Solicitation
The respective directors, trustees, executive officers and other members of management and employees of Health Care REIT and Windrose may be deemed to be participants in the solicitation of proxies from the shareholders of Windrose in favor of the transactions. Information about Health Care REIT and its directors and executive officers, and their ownership of Health Care REIT securities, is set forth in the proxy statement for Health Care REIT’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2006. Information about Windrose and its trustees and executive officers, and their ownership of Windrose securities, is set forth in the proxy statement for the 2006 Annual Meeting of Shareholders of Windrose, which was filed with the SEC on April 10, 2006. Additional information regarding the interests of those persons may be obtained by reading the preliminary proxy statement/prospectus.

This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe, among other things, the beliefs, expectations and plans of Health Care REIT, Windrose and the combined entity that are not based on historical facts. These forward-looking statements concern and are based upon, among other things, the prospective merger of Health Care REIT and Windrose. Forward-looking statements include any statement that includes words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Expected results may not be achieved, and actual results may differ materially from expectations. This may be caused by various factors, including, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of third party approvals without unexpected delays or conditions; the failure to complete the merger for any other reason; other factors affecting the completion of the transaction and subsequent performance; unanticipated developments relating to previously disclosed legal proceedings, other legal proceedings that may be instituted against Health Care REIT and Windrose relating to the merger, or similar matters; changes in economic or general business conditions; issues facing the health care industry; and other risks and uncertainties described from time to time in Health Care REIT’s and Windrose’s public filings with the SEC. Neither Health Care REIT nor Windrose assume any obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST
Date: November 1, 2006	By:	/s/ Paula Conroy
Paula Conroy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description
99.1	—	Press Release, dated October 31, 2006 of Windrose Medical Properties Trust, Inc.